Exhibit 28(j)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of State Street Navigator Securities Lending Trust (the “Trust”) of each of our reports dated February 22, 2017, relating to the financial statements and financial highlights, which appears in the State Street Navigator Securities Lending Government Money Market Portfolio and State Street Navigator Securities Lending Portfolio I (two of the portfolios constituting the Trust) Annual Reports on Form N-CSR for the period ended December 31, 2016. We also consent to the references to us under the headings: "Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, MA
April 28, 2017

April 28, 2017

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by the State Street Navigator Securities Lending Trust (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 304 of Regulation S-K, as part of the Form N-1A of the State Street Navigator Securities Lending Trust dated April 28, 2017. We agree with the statements concerning our Firm in such Form N-1A.

Very truly yours,

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, 101 Seaport Boulevard, Suite 500, Boston, MA 02210
T: (617) 530 5000, F:(617) 530 5001, www.pwc.com/us